Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2016 RESULTS

•	Reports quarterly revenue of $1.7 billion, a decrease of 4% from the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $0.83, including third quarter restructuring costs of $0.04

•	Reaffirms recently reduced guidance for diluted earnings per share from continuing operations to be in the range of $3.00 to $3.05 for full year 2016

Downers Grove, Illinois, October 19, 2016 — Dover (NYSE: DOV) announced today that for the third quarter ended September 30, 2016, revenue was $1.7 billion, a decrease of 4% from the prior year. Organic revenue declined 7% and acquisition revenue, net of dispositions, provided 3% growth in the quarter. Earnings from continuing operations were $130.1 million, a decrease of 30% as compared to $186.5 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the third quarter ended September 30, 2016, were $0.83, compared to $1.19 EPS in the prior year period, representing a decrease of 30%. Third quarter 2016 EPS of $0.83 decreased 27% as compared to third quarter 2015 adjusted EPS of $1.14, which excludes $0.05 of discrete tax benefits. There were no discrete tax benefits in the third quarter of 2016. EPS for the quarters ended September 30, 2016, and September 30, 2015, includes restructuring costs of $0.04 EPS and $0.05 EPS, respectively.

Revenue for the nine months ended September 30, 2016, was $5.0 billion, a decrease of 5% from the prior year, reflecting an organic revenue decline of 7% and an unfavorable impact from foreign exchange of 1%, offset by 3% growth from acquisition revenue, net of dispositions. Earnings from continuing operations for the nine months ended September 30, 2016, were $347.7 million, a decrease of 24% as compared to $459.3 million for the prior year period. Diluted EPS for the nine months ended September 30, 2016, was $2.22, compared to $2.87 EPS in the prior year period, representing a decrease of 23%. EPS from continuing operations for the nine months ended September 30, 2016, includes discrete tax benefits of $0.04 and a gain on disposition of $0.07. Excluding discrete tax benefits and the gain on disposition, adjusted EPS from continuing operations decreased 25% to $2.11 from a comparable EPS of $2.82 in the prior year period. EPS for the nine months ended September 30, 2016, and September 30, 2015, also includes restructuring costs of $0.14 EPS and $0.17 EPS, respectively.

Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “Our third quarter results were disappointing. The continuing weak macro environment, further declines in longer cycle oil & gas exposed markets, and production inefficiencies in our retail refrigeration business impacted both volume and earnings. These results were well below our expectations, and more than offset solid improvements in our upstream drilling and production businesses, as well as continued strong performance in our Printing & Identification platform.

“As we announced on October 10, given these factors, we expect 2016 full year EPS to be in the range of $3.00 to $3.05. Within this guidance, organic revenue is forecasted to decline 7% to 8%.

“Regarding the fourth quarter, we expect further improvements in our early cycle upstream oil & gas markets, strong performance in Printing & Identification, and continued sequential growth in Fluids. We also expect a seasonal decline in Refrigeration & Food Equipment. These factors will result in our fourth quarter EPS to be largely in-line with the third quarter.”

Net earnings for the third quarter ended September 30, 2016, were $130.1 million, or $0.83 EPS, compared to net earnings of $186.1 million, or $1.19 EPS, for the same period of 2015, which included earnings from discontinued operations of $0.4 million.

Net earnings for the nine months ended September 30, 2016, were $347.7 million, or $0.83 EPS, compared to net earnings of $728.0 million, or $1.19 EPS, for the same period of 2015, which included earnings from discontinued operations of $268.7 million, or $1.68 EPS. 2015 earnings from discontinued operations included gains of $265.6 million, or $1.66 EPS, resulting from the disposition of two businesses held for sale.

Dover will host a webcast of its third quarter 2016 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Wednesday, October 19, 2016. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue approaching $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for over 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, tax policies, trade sanctions, and export/import laws; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2016

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$1,707,763	$1,787,582	$5,016,381	$5,261,711
Cost of goods and services	1,075,975	1,114,974	3,164,116	3,307,376
Gross profit	631,788	672,608	1,852,265	1,954,335
Selling and administrative expenses	421,042	395,688	1,301,901	1,233,017
Operating earnings	210,746	276,920	550,364	721,318
Interest expense, net	32,994	31,983	96,865	96,008
Other income, net	(3,424)	(367)	(19,800)	(5,810)
Earnings before provision for income taxes and discontinued operations	181,176	245,304	473,299	631,120
Provision for income taxes	51,092	58,821	125,569	171,813
Earnings from continuing operations	130,084	186,483	347,730	459,307
Earnings (loss) from discontinued operations, net	—	(385)	—	268,697
Net earnings	$130,084	$186,098	$347,730	$728,004

Basic earnings per common share:
Earnings from continuing operations	$0.84	$1.20	$2.24	$2.90
Earnings from discontinued operations, net	—	—	—	1.70
Net earnings	0.84	1.20	2.24	4.59

Weighted average shares outstanding	155,300	155,300	155,182	158,507

Diluted earnings per common share:
Earnings from continuing operations	$0.83	$1.19	$2.22	$2.87
Earnings from discontinued operations, net	—	—	—	1.68
Net earnings	0.83	1.19	2.22	4.55

Weighted average shares outstanding	156,798	156,560	156,562	160,112

Dividends paid per common share	$0.44	$0.42	$1.28	$1.22

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
REVENUE
Energy	$283,230	$259,008	$273,248	$815,486	$430,423	$366,044	$363,872	$1,160,339	$323,341	$1,483,680

Engineered Systems
Printing & Identification	239,681	263,648	253,091	756,420	230,181	229,934	227,992	688,107	255,563	943,670
Industrials	337,314	328,784	317,471	983,569	343,015	363,157	351,404	1,057,576	341,667	1,399,243
	576,995	592,432	570,562	1,739,989	573,196	593,091	579,396	1,745,683	597,230	2,342,913

Fluids	399,062	405,838	412,822	1,217,722	340,236	351,511	352,018	1,043,765	355,508	1,399,273

Refrigeration & Food Equipment	363,252	429,386	451,328	1,243,966	372,097	448,115	492,460	1,312,672	418,758	1,731,430

Intra-segment eliminations	(266)	(319)	(197)	(782)	(451)	(133)	(164)	(748)	(237)	(985)
Total consolidated revenue	$1,622,273	$1,686,345	$1,707,763	$5,016,381	$1,715,501	$1,758,628	$1,787,582	$5,261,711	$1,694,600	$6,956,311

NET EARNINGS
Segment Earnings:
Energy	$11,244	$(75)	$13,279	$24,448	$52,305	$40,909	$48,726	$141,940	$31,250	$173,190
Engineered Systems	93,748	104,034	97,240	295,022	88,149	96,702	102,866	287,717	89,244	376,961
Fluids	46,047	54,033	66,178	166,258	54,634	70,168	74,911	199,713	62,404	262,117
Refrigeration & Food Equipment	38,161	63,230	64,111	165,502	36,150	65,732	76,665	178,547	42,752	221,299
Total segments	189,200	221,222	240,808	651,230	231,238	273,511	303,168	807,917	225,650	1,033,567
Corporate expense / other	29,862	24,566	26,638	81,066	34,526	20,382	25,881	80,789	24,911	105,700
Interest expense, net	31,714	32,157	32,994	96,865	32,037	31,988	31,983	96,008	31,249	127,257
Earnings from continuing operations before provision for income taxes	127,624	164,499	181,176	473,299	164,675	221,141	245,304	631,120	169,490	800,610
Provision for income taxes	28,268	46,209	51,092	125,569	47,485	65,507	58,821	171,813	32,916	204,729
Earnings from continuing operations	99,356	118,290	130,084	347,730	117,190	155,634	186,483	459,307	136,574	595,881
Earnings (loss) from discontinued operations, net	—	—	—	—	92,320	176,762	(385)	268,697	5,251	273,948
Net earnings	$99,356	$118,290	$130,084	$347,730	$209,510	$332,396	$186,098	$728,004	$141,825	$869,829

SEGMENT OPERATING MARGIN
Energy	4.0%	—%	4.9%	3.0%	12.2%	11.2%	13.4%	12.2%	9.7%	11.7%
Engineered Systems	16.2%	17.6%	17.0%	17.0%	15.4%	16.3%	17.8%	16.5%	14.9%	16.1%
Fluids	11.5%	13.3%	16.0%	13.7%	16.1%	20.0%	21.3%	19.1%	17.6%	18.7%
Refrigeration & Food Equipment	10.5%	14.7%	14.2%	13.3%	9.7%	14.7%	15.6%	13.6%	10.2%	12.8%
Total segment operating margin	11.7%	13.1%	14.1%	13.0%	13.5%	15.6%	17.0%	15.4%	13.3%	14.9%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,160	$33,289	$32,605	$100,054	$34,427	$32,740	$31,858	$99,025	$42,754	$141,779
Engineered Systems	16,036	16,075	16,238	48,349	14,526	14,392	14,503	43,421	16,493	59,914
Fluids	20,511	20,981	20,833	62,325	13,848	13,648	13,367	40,863	15,215	56,078
Refrigeration & Food Equipment	16,728	16,881	16,146	49,755	16,458	16,406	16,609	49,473	16,601	66,074
Corporate	1,169	868	901	2,938	923	841	837	2,601	643	3,244
Total depreciation and amortization expense	$88,604	$88,094	$86,723	$263,421	$80,182	$78,027	$77,174	$235,383	$91,706	$327,089

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
BOOKINGS
Energy	$273,445	$246,021	$270,685	$790,151	$416,628	$345,079	$351,557	$1,113,264	$315,996	$1,429,260

Engineered Systems
Printing & Identification	242,569	266,490	248,443	757,502	235,617	224,203	226,756	686,576	250,639	937,215
Industrials	329,957	304,345	331,435	965,737	337,070	336,173	338,744	1,011,987	357,451	1,369,438
	572,526	570,835	579,878	1,723,239	572,687	560,376	565,500	1,698,563	608,090	2,306,653

Fluids	418,345	413,767	413,535	1,245,647	339,310	333,695	357,032	1,030,037	321,154	1,351,191

Refrigeration & Food Equipment	411,367	468,661	429,134	1,309,162	419,659	486,793	430,681	1,337,133	379,967	1,717,100

Intra-segment eliminations	(90)	(944)	(245)	(1,279)	(628)	(417)	(385)	(1,430)	(486)	(1,916)

Total consolidated bookings	$1,675,593	$1,698,340	$1,692,987	$5,066,920	$1,747,656	$1,725,526	$1,704,385	$5,177,567	$1,624,721	$6,802,288

BACKLOG
Energy	$144,828	$129,873	$126,519		$212,060	$194,819	$156,631		$155,586

Engineered Systems
Printing & Identification	102,640	104,509	101,190		108,151	103,403	100,476		98,288
Industrials	235,384	210,646	224,892		276,598	248,592	236,298		250,725
	338,024	315,155	326,082		384,749	351,995	336,774		349,013

Fluids	286,457	315,786	318,246		259,504	240,389	236,608		243,459

Refrigeration & Food Equipment	303,479	332,312	309,462		337,084	373,193	307,351		247,352

Intra-segment eliminations	(36)	(265)	(252)		(595)	(354)	(598)		(808)

Total consolidated backlog	$1,072,752	$1,092,861	$1,080,057		$1,192,802	$1,160,042	$1,036,766		$994,602

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
Basic earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$0.84	$2.24	$0.72	$0.98	$1.20	$2.90	$0.88	$3.78
Discontinued operations	—	—	—	—	0.57	1.11	—	1.70	0.03	1.74
Net earnings	$0.64	$0.76	$0.84	$2.24	$1.30	$2.10	$1.20	$4.59	$0.92	$5.52

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$0.83	$2.22	$0.72	$0.97	$1.19	$2.87	$0.87	$3.74
Discontinued operations	—	—	—	—	0.57	1.10	—	1.68	0.03	1.72
Net earnings	$0.64	$0.76	$0.83	$2.22	$1.28	$2.07	$1.19	$4.55	$0.91	$5.46

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$99,356	$118,290	$130,084	$347,730	$117,190	$155,634	$186,483	$459,307	$136,574	$595,881
Discontinued operations	—	—	—	—	92,320	176,762	(385)	268,697	5,251	273,948
Net earnings	$99,356	$118,290	$130,084	$347,730	$209,510	$332,396	$186,098	$728,004	$141,825	$869,829

Average shares outstanding:
Basic	155,064	155,180	155,300	155,182	161,650	158,640	155,300	158,507	154,986	157,619
Diluted	156,161	156,595	156,798	156,562	163,323	160,398	156,560	160,112	156,254	159,172

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by gains (losses) from discrete and other tax items and gain on disposition of business to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
Adjusted earnings from continuing operations:
Earnings from continuing operations	$99,356	$118,290	$130,084	$347,730	$117,190	$155,634	$186,483	$459,307	$136,574	$595,881
Gains (losses) from discrete and other tax items	7,348	(1,221)	(304)	5,823	—	—	8,131	8,131	9,382	17,513
Gain on disposition of business	11,228	—	—	11,228	—	—	—	—	—	—
Adjusted earnings from continuing operations	$80,780	$119,511	$130,388	$330,679	$117,190	$155,634	$178,352	$451,176	$127,192	$578,368

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.64	$0.76	$0.83	$2.22	$0.72	$0.97	$1.19	$2.87	$0.87	$3.74
Gains (losses) from discrete and other tax items	0.05	(0.01)	—	0.04	—	—	0.05	0.05	0.06	0.11
Gain on disposition of business	0.07	—	—	0.07	—	—	—	—	—	—
Adjusted earnings from continuing operations	$0.52	$0.76	$0.83	$2.11	$0.72	$0.97	$1.14	$2.82	$0.81	$3.63

* Per share data may not add due to rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
Net Cash Flows Provided By (Used In):
Operating activities	$133,413	$207,868	$231,665	$572,946	$131,332	$218,911	$282,213	$632,456	$316,603	$949,059
Investing activities	(425,857)	(69,415)	(66,110)	(561,382)	156,585	457,875	(33,454)	581,006	(615,584)	(34,578)
Financing activities	178,507	(127,678)	98,491	149,320	(416,603)	(608,329)	(86,033)	(1,110,965)	19,079	(1,091,886)

Quarterly Free Cash Flow (Non-GAAP)

	2016				2015
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2015
Cash flow from operating activities	$133,413	$207,868	$231,665	$572,946	$131,332	$218,911	$282,213	$632,456	$316,603	$949,059
Less: Capital expenditures	(37,230)	(35,422)	(43,116)	(115,768)	(27,956)	(43,807)	(39,516)	(111,279)	(42,972)	(154,251)
Free cash flow	$96,183	$172,446	$188,549	$457,178	$103,376	$175,104	$242,697	$521,177	$273,631	$794,808

Free cash flow as a percentage of earnings from continuing operations	96.8%	145.8%	144.9%	131.5%	88.2%	112.5%	130.1%	113.5%	200.4%	133.4%

Free cash flow as a percentage of revenue	5.9%	10.2%	11.0%	9.1%	6.0%	10.0%	13.6%	9.9%	16.1%	11.4%

Revenue Growth Factors

	Three Months Ended September 30, 2016
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic (decline) growth	(24)%	1%	(9)%	(2)%	(7)%
Acquisitions	—%	3%	27%	—%	6%
Dispositions	—%	(5)%	—%	(7)%	(3)%
Currency translation	(1)%	(1)%	(1)%	—%	(1)%
	(25)%	(2)%	17%	(9)%	(5)%

	Nine Months Ended September 30, 2016
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic (decline) growth	(29)%	2%	(7)%	1%	(7)%
Acquisitions	—%	3%	25%	—%	6%
Dispositions	—%	(4)%	—%	(6)%	(3)%
Currency translation	(1)%	(1)%	(1)%	—%	(1)%
	(30)%	—%	17%	(5)%	(5)%

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per common share, free cash flow and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.  Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for gains or losses from discrete and other tax items and for gain on disposition of business. Adjusted diluted earnings per common share represents adjusted earnings from continuing operations divided by average diluted shares. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock. Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions, provides a useful comparison of our revenue performance and trends between periods.